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                                   GCI, INC.,
                          a wholly-owned subsidiary of
                          General Communication, Inc.,
                                     Issuer

                                  $150,000,000

                             % Senior Notes Due 2007





                                    INDENTURE



                            Dated as of July __, 1997





                              THE BANK OF NEW YORK,
                                     Trustee



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--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE


  TIA                                                               Indenture
Section                                                              Section
-------                                                             ---------

310  (a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
     (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
     (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
     (a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.08; 7.10
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
311  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
312  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
313  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
     (b)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
     (b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.02
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.06
314  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.02; 4.08;
                                                                    10.02
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
     (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.04
     (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.04
     (c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.05
     (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
315  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.05, 10.02
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.01
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
316  (a) (last sentence) . . . . . . . . . . . . . . . . . . . . .  10.06
     (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . .  6.05
     (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . .  6.04
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.07
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.07
317  (a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.08
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.09
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.03

  TIA                                                               Indenture
Section                                                              Section
-------                                                             ---------

318  (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.01


N.A. means Not Applicable.

---------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS


ARTICLE 1 Definitions and Incorporation by Reference . . . . . . . . . . . . .1
       SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . .1
       SECTION 1.02.  Other Definitions. . . . . . . . . . . . . . . . . . . 19
       SECTION 1.03.  Incorporation by Reference of Trust Indenture Act. . . 19
       SECTION 1.04.  Rules of Construction. . . . . . . . . . . . . . . . . 20

ARTICLE 2  The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
       SECTION 2.01.  Form and Dating. . . . . . . . . . . . . . . . . . . . 20
       SECTION 2.02.  Execution and Authentication; Aggregate Principal
                      Amount . . . . . . . . . . . . . . . . . . . . . . . . 20
       SECTION 2.03.  Registrar and Paying Agent . . . . . . . . . . . . . . 21
       SECTION 2.04.  Paying Agent To Hold Money in Trust. . . . . . . . . . 21
       SECTION 2.05.  Noteholder Lists . . . . . . . . . . . . . . . . . . . 22
       SECTION 2.06.  Replacement Notes. . . . . . . . . . . . . . . . . . . 22
       SECTION 2.07.  Outstanding Notes. . . . . . . . . . . . . . . . . . . 22
       SECTION 2.08.  Temporary Notes. . . . . . . . . . . . . . . . . . . . 22
       SECTION 2.09.  Cancellation . . . . . . . . . . . . . . . . . . . . . 23
       SECTION 2.10.  Defaulted Interest . . . . . . . . . . . . . . . . . . 23
       SECTION 2.11.  Transfer and Exchange. . . . . . . . . . . . . . . . . 24
       SECTION 2.12.  CUSIP Number.. . . . . . . . . . . . . . . . . . . . . 24
       SECTION 2.13.  Book-Entry Provisions for Global Notes.. . . . . . . . 25

ARTICLE 3  Redemption of Securities. . . . . . . . . . . . . . . . . . . . . 26
       SECTION 3.01.  Right of Redemption. . . . . . . . . . . . . . . . . . 26
       SECTION 3.02.  Applicability of Article . . . . . . . . . . . . . . . 26
       SECTION 3.03.  Election to Redeem; Notice to Trustee. . . . . . . . . 26
       SECTION 3.04.  Selection by Trustee of Notes to be Redeemed . . . . . 26
       SECTION 3.05.  Notice of Redemption . . . . . . . . . . . . . . . . . 26
       SECTION 3.06.  Deposit of Redemption Price. . . . . . . . . . . . . . 27
       SECTION 3.07.  Notes Payable on Redemption Date . . . . . . . . . . . 28
       SECTION 3.08.  Notes Redeemed or Purchased in Part. . . . . . . . . . 28

ARTICLE 4  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
       SECTION 4.01.  Payment of Notes . . . . . . . . . . . . . . . . . . . 28
       SECTION 4.02.  Maintenance of Office or Agency. . . . . . . . . . . . 28
       SECTION 4.03.  Money for Note Payments to Be Held in Trust. . . . . . 29
       SECTION 4.04.  Corporate Existence. . . . . . . . . . . . . . . . . . 30
       SECTION 4.05.  Payment of Taxes and Other Claims. . . . . . . . . . . 30
       SECTION 4.06.  Maintenance of Properties. . . . . . . . . . . . . . . 30
       SECTION 4.07.  Insurance. . . . . . . . . . . . . . . . . . . . . . . 31
       SECTION 4.08.  Books and Records. . . . . . . . . . . . . . . . . . . 31
       SECTION 4.09.  Compliance Certificate . . . . . . . . . . . . . . . . 31
       SECTION 4.10.  SEC Reports. . . . . . . . . . . . . . . . . . . . . . 31
       SECTION 4.11.  Limitation on Indebtedness . . . . . . . . . . . . . . 31
       SECTION 4.12.  Limitation on Indebtedness of AULP.  . . . . . . . . . 32

                                                                           Page
                                                                           ----

       SECTION 4.13.  Limitation on Restricted Payments. . . . . . . . . . . 33
       SECTION 4.14.  Limitation on Transactions with Affiliates . . . . . . 34
       SECTION 4.15.  Change of Control Offer. . . . . . . . . . . . . . . . 35
       SECTION 4.16.  Limitation on Liens. . . . . . . . . . . . . . . . . . 36
       SECTION 4.17.  Limitation on Asset Sales. . . . . . . . . . . . . . . 37
       SECTION 4.18.  Limitation on Restrictions on Distributions From
                      Restricted Subsidiaries. . . . . . . . . . . . . . . . 39
       SECTION 4.19.  Ownership of Significant Subsidiaries. . . . . . . . . 40
       SECTION 4.20. [Fiber Construction Agreements. . . . . . . . . . . . . 40
       SECTION 4.21.  Operation of Unrestricted Subsidiaries . . . . . . . . 41

ARTICLE 5  Successor Company . . . . . . . . . . . . . . . . . . . . . . . . 41
       SECTION 5.01.  Merger, Consolidation and Sale of Assets . . . . . . . 41

ARTICLE 6  Defaults and Remedies . . . . . . . . . . . . . . . . . . . . . . 42
       SECTION 6.01.  Events of Default. . . . . . . . . . . . . . . . . . . 42
       SECTION 6.02.  Acceleration . . . . . . . . . . . . . . . . . . . . . 44
       SECTION 6.03.  Other Remedies . . . . . . . . . . . . . . . . . . . . 44
       SECTION 6.04.  Waiver of Existing Defaults. . . . . . . . . . . . . . 44
       SECTION 6.05.  Control by Majority. . . . . . . . . . . . . . . . . . 45
       SECTION 6.06.  Limitation on Suits. . . . . . . . . . . . . . . . . . 45
       SECTION 6.07.  Rights of Holders To Receive Payment . . . . . . . . . 45
       SECTION 6.08.  Collection Suit by Trustee . . . . . . . . . . . . . . 45
       SECTION 6.09.  Trustee May File Proofs of Claim . . . . . . . . . . . 46
       SECTION 6.10.  Priorities . . . . . . . . . . . . . . . . . . . . . . 46
       SECTION 6.11.  Undertaking for Costs. . . . . . . . . . . . . . . . . 46
       SECTION 6.12.  Waiver of Stay or Extension Laws . . . . . . . . . . . 46

ARTICLE 7  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
       SECTION 7.01.  Duties of Trustee. . . . . . . . . . . . . . . . . . . 47
       SECTION 7.02.  Rights of Trustee. . . . . . . . . . . . . . . . . . . 48
       SECTION 7.03.  Individual Rights of Trustee . . . . . . . . . . . . . 48
       SECTION 7.04.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . 48
       SECTION 7.05.  Notice of Defaults . . . . . . . . . . . . . . . . . . 48
       SECTION 7.06.  Reports by Trustee to Holders. . . . . . . . . . . . . 49
       SECTION 7.07.  Compensation and Indemnity . . . . . . . . . . . . . . 49
       SECTION 7.08.  Replacement of Trustee . . . . . . . . . . . . . . . . 50
       SECTION 7.09.  Successor Trustee by Merger. . . . . . . . . . . . . . 50
       SECTION 7.10.  Eligibility; Disqualification. . . . . . . . . . . . . 51
       SECTION 7.11.  Preferential Collection of Claims Against Company. . . 51

ARTICLE 8  Discharge of Indenture; Defeasance. . . . . . . . . . . . . . . . 51
       SECTION 8.01.  Discharge of Liability on Notes; Defeasance. . . . . . 51
       SECTION 8.02.  Conditions to Defeasance . . . . . . . . . . . . . . . 52
       SECTION 8.03.  Application of Trust Money . . . . . . . . . . . . . . 53
       SECTION 8.04.  Repayment to Company . . . . . . . . . . . . . . . . . 53
       SECTION 8.05.  Indemnity for Government Obligations . . . . . . . . . 53

                                                                           Page
                                                                           ----

       SECTION 8.06.  Reinstatement. . . . . . . . . . . . . . . . . . . . . 53

ARTICLE 9  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
       SECTION 9.01.  Without Consent of Holders . . . . . . . . . . . . . . 54
       SECTION 9.02.  With Consent of Holders. . . . . . . . . . . . . . . . 54
       SECTION 9.03.  Compliance with Trust Indenture Act. . . . . . . . . . 55
       SECTION 9.04.  Revocation and Effect of Consents and Waivers. . . . . 55
       SECTION 9.05.  Notation on or Exchange of Notes . . . . . . . . . . . 56
       SECTION 9.06.  Trustee To Sign Amendments . . . . . . . . . . . . . . 56
       SECTION 9.07.  Payment for Consent. . . . . . . . . . . . . . . . . . 56

ARTICLE 10  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . 56
       SECTION 10.01.  Trust Indenture Act Controls. . . . . . . . . . . . . 56
       SECTION 10.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . 57
       SECTION 10.03.  Communication by Holders with Other Holders . . . . . 57
       SECTION 10.04.  Certificate and Opinion as to Conditions Precedent. . 58
       SECTION 10.05.  Statements Required in Certificate or Opinion . . . . 58
       SECTION 10.06.  Rules by Trustee, Paying Agent and Registrar. . . . . 58
       SECTION 10.07.  Legal Holidays. . . . . . . . . . . . . . . . . . . . 58
       SECTION 10.08.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . 58
       SECTION 10.09.  No Recourse Against Others. . . . . . . . . . . . . . 59
       SECTION 10.10.  Successors. . . . . . . . . . . . . . . . . . . . . . 59
       SECTION 10.11.  Multiple Originals. . . . . . . . . . . . . . . . . . 59
       SECTION 10.12.  Table of Contents; Headings . . . . . . . . . . . . . 59
       SECTION 10.13.  Severability. . . . . . . . . . . . . . . . . . . . . 60

          INDENTURE dated as of July __, 1997 between GCI, INC., an Alaska corporation (the "Company"), a wholly owned subsidiary of General Communication, Inc., and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's _____% Senior Notes Due 2007 (the "Notes"):


                                    ARTICLE 1

                   Definitions and Incorporation by Reference

          SECTION 1.01.  Definitions.

          "Additional Assets" means (i) any Property (other than cash, cash equivalents or securities) to be owned by the Company or a Restricted Subsidiary and used in a Related Business, (ii) the costs of improving or developing any Property owned by the Company or a Restricted Subsidiary which is used in a Related Business and (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

          "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Annualized Pro Forma EBITDA" means, with respect to any Person, the product of such Person's Pro Forma EBITDA for the latest fiscal quarter for which financial statements are available multiplied by four.

          "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger or a Sale and Leaseback Transaction) by such Person or any of its Subsidiaries (or, in the case of the Company, its Restricted Subsidiaries) in any single transaction or series of transactions of (a) shares of Capital Stock or other ownership interests in another Person (including, with respect to the Company and its Restricted Subsidiaries, Capital Stock of Unrestricted Subsidiaries) or (b) any other Property of such Person or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the term "Asset Sale" shall not include: (i) the sale or transfer of Temporary Cash Investments, inventory, accounts receivable or other Property (including, without limitation, the sale or lease of excess satellite transponder capacity and the sale or lease of excess fiber capacity) in the ordinary course of business; (ii) the liquidation of Property received in settlement of debts owing to such Person or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person or any of its Restricted Subsidiaries in the ordinary course of business, (iii) when used with respect to the Company, any asset disposition permitted pursuant to Section
5.01 which constitutes a disposition of all or substantially all of the Company's Property; (iv) the sale or transfer of any Property by such Person or any of its Restricted Subsidiaries to such Person or any of its Restricted Subsidiaries; (v) a disposition in the form of a Restricted Payment permitted to be made pursuant to Section 4.13; or (vi) a disposition (taken together with any other dispositions in a single transaction or series of related transactions) with a Fair Market Value and a sale price of less than $5 million.

          "Attributable Indebtedness" means Indebtedness deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

          "AULP" means _________________________, an Alaska partnership that will be an Unrestricted Subsidiary on the Issue Date.

          "Average Life" means, as of the date of determination, with respect to any security, the quotient obtained by dividing (i) the sum of the products of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal or other redemption payment of such security multiplied by the amount of such payment by (ii) the sum of all such payments.

          "Board of Directors" of any Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

          "Board Resolution" of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of Parent and the Company to have been duly adopted by the Board of Directors of such Person, to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" means each day which is not a Legal Holiday (as defined in Section 10.07).

          "Capacity Lease" means the Lease Contract and related guaranty by and among GCI Communication Corporation (a Restricted Subsidiary) as lessee, GCI Holdings (a Restricted Subsidiary) as guarantor of the lessee's obligations and AULP as lessor, on terms and conditions substantially as outlined in and otherwise consistent with Exhibit A (Summary of Terms and Conditions) attached to the Fiber Construction Facility Commitment Letter pursuant to which GCI Communication Corporation agrees to lease up to 45% of the output capacity of the System, as such lease contract may otherwise be amended, supplemented or otherwise modified in accordance with the terms thereof and of this Indenture.

          "Capital Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

          "Capital Stock Sale Proceeds" means the aggregate Net Cash Proceeds received by the Company from the issue or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company and other than pursuant to the Stock Offering) by the Company of any class of its Capital Stock (other than Disqualified Stock) after the Issue Date, provided, however, that exercise of the over-allotment option with respect to the Stock Offering shall not constitute Capital Stock Sale Proceeds.

          "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (within the meaning and otherwise consistent with Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b) (1) under the Exchange Act) other than one or more of the Permitted Holders, or an entity or entities controlled by one or more of the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or the Company,
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent or the Company (together with any new directors whose election by the Board of Directors of Parent or the Company, as the case may be, or whose nomination for election by the shareholders of Parent or the Company, as the case may be, was approved by a majority vote of the directors of Parent or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent or the Company, as the case may be, then in office, (iii) the Company consolidates or merges with or into any other Person (other than one or more Permitted Holders or an entity or entities controlled by one or more Permitted Holders) or any other Person (other than one or more Permitted Holders or an entity or entities controlled by one or more Permitted Holders) consolidates or merges with or into the Company, in either case, other than (a) a consolidation or merger with a wholly owned Restricted Subsidiary in which all of the Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for substantially the same consideration or (b) a consolidation or merger with or into Parent or (iv) the Company sells, conveys, transfers or leases, directly or indirectly, all or substantially all of its assets (other than a transfer of such assets as an entirety or virtually as an entirety to a wholly owned Restricted Subsidiary, Parent, one or more Permitted Holders or an entity or entities controlled by one or more Permitted Holders).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Completion Guarantee" means the Completion Guarantee between GCI Holdings and AULP in form and on terms and conditions substantially as outlined in and otherwise consistent with Exhibit A (Summary of Terms and Conditions) attached to the Fiber Construction Facility Commitment Letter pursuant to which GCI Holdings agrees, subject to certain limitations, to advance funds, directly or indirectly, to a Fiber Construction Facility Obligor for, or otherwise cause, the timely completion of construction of the System, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

          "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, fees payable in connection with financings, including commitment, availability and similar fees, and amortization of debt issuance costs, non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under, and the net costs associated with, any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of dividends in respect of Disqualified Stock paid by such Person, the amount of Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of such Person held other than by such Person or a Subsidiary (other than any Unrestricted Subsidiary) of such Person, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and the interest component of rentals in respect of any Capital Lease Obligation or Sale and Leaseback Transaction paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis for such Person and its Subsidiaries (or, in the case of the Company, its Restricted Subsidiaries) in accordance with GAAP consistently applied. For purposes of this definition, interest on a Capital Lease Obligation or a Sale and Leaseback Transaction shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation or Sale and Leaseback Transaction in accordance with GAAP consistently applied.

          "Consolidated Net Income" of a Person means for any period, the net income (loss) of such Person and its Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income (i) with respect to the Company, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) with respect to the Company, any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (a) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gains or losses realized upon the sale or other disposition of any Property of such Person or its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

          Notwithstanding the provisions of clause (iii) in the preceding paragraph, in the event that Consolidated Net Income is being calculated with respect to the Company or any Surviving Entity (a) for purposes of determining whether the Company or any Surviving Entity could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of Section
4.11 for purposes of (i) clause (b) of the first sentence of Section 4.13, (ii) clause (c) of Section 5.01 or (iii) the definition of "Unrestricted Subsidiary" or (b) for purposes of calculating Cumulative EBITDA pursuant to clause (c) of the first sentence of Section 4.13, restrictions on the payment of dividends or the making of distributions to the Company by GCI Holdings referred to in clause
(1)(iii) of the second sentence under Section 4.18 shall be disregarded.

          Notwithstanding the provisions of clause (iii) in the first paragraph of this definition, in the event that Consolidated Net Income is being calculated with respect to the Company for purposes of determining whether the Incurrence of Indebtedness proposed to be Incurred is permissible under clause
(a) of the first paragraph of Section 4.11, then (i) if such proposed Indebtedness is proposed to be Incurred by GCI Holdings or any Subsidiary thereof that is a Restricted Subsidiary, restrictions on the payment of dividends or the making of distributions to the Company by GCI Holdings referred to in clause (1)(iii) of the second sentence of Section 4.18 shall be disregarded and (ii) if such proposed Indebtedness is proposed to be Incurred by the Company or any Subsidiary of the Company (other than GCI Holdings and its Subsidiaries) that is a Restricted Subsidiary, restrictions on the payment of dividends or the making of distributions to the Company by GCI Holdings referred to in clause (1)(iii) of the second sentence of Section 4.18 shall be disregarded, PROVIDED that the lenders pursuant to the Credit Facility modify the Credit Facility to (A) allow for the payment of dividends or the making of distributions to the Company in amounts sufficient to pay the scheduled principal and interest payments on such proposed Indebtedness when due and payable or, in the case of a proposed Incurrence of Indebtedness by a Subsidiary, in an amount sufficient to fund capital contributions or other Investments to or in such Subsidiary in amounts sufficient to pay the scheduled principal and interest payments on such proposed Indebtedness when due and payable so long as there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Facility to declare all amounts thereunder due and payable, and (B) provide that in no event shall any encumbrance or restriction pursuant to the Credit Facility prohibit distributions to pay principal, premium, if any, and interest on such proposed Indebtedness for more than 180 days in any consecutive 360 day period, unless the maturity of the Credit Facility has been accelerated.

          "Credit Facility" means the $375 million credit facility pursuant to a credit agreement, dated as of ____________, 1997, among GCI Holdings, as borrower, and NationsBank of Texas, N.A., Credit Lyonnais, New York Branch and Toronto Dominion (USA) Inc., as agents, and the lenders party thereto, as amended or supplemented, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Cumulative EBITDA" means at any date of determination the cumulative EBITDA of the Company from and after the last day of the fiscal quarter of the Company immediately preceding the Issue Date to the end of the fiscal quarter immediately preceding the date of determination or, if such cumulative EBITDA for such period is negative, the amount (expressed as a negative number) by which such cumulative EBITDA is less than zero.

          "Cumulative Interest Expense" means at any date of determination the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries from the last day of the fiscal quarter of the Company immediately preceding the Issue Date to the end of the fiscal quarter immediately preceding the date of determination.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default pursuant to Section 6.01.

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness at the option of the holder thereof, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes.

          "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period, plus, to the extent deducted in arriving at Consolidated Net Income for such period, (ii) (a) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof,
(b) Consolidated Interest Expense for such period, (c) depreciation for such period on a consolidated basis, (d) amortization of intangibles for such period on a consolidated basis, and (e) any other non-cash items reducing Consolidated Net Income for such period, minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such property or asset has a Fair Market Value of less than or equal to $15 million, by any Officer of Parent and the Company or (ii) if such property or asset has a Fair Market Value in excess of $15 million, by a majority of the Board of Directors of Parent and the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction.

          "Fiber Construction Agreement" means each of the Fiber Construction Facility, the Completion Guarantee, the GCI Transport Keep-Well Agreement, the Operating Keep-Well Agreement, the Operating and Maintenance Contract and the Capacity Lease.

          "Fiber Construction Facility" means the Construction and Term Loan Facility by and among the Fiber Construction Facility Banks as agents, certain lenders and AULP on terms and conditions (i) substantially as outlined in and otherwise consistent with Exhibit A (Summary of Terms and Conditions) attached to the Fiber Construction Facility Commitment Letter, and
(ii) to include an additional covenant requiring third party commitments (including for this purpose bona fide purchases by the Company and its Restricted Subsidiaries) to generate capacity purchase revenues or lease payments pursuant to which the Fiber Construction Facility Banks have agreed to provide financing to construct and develop an undersea fiber optic cable connecting Anchorage, Fairbanks and Juneau, Alaska with the continental United States, as such facility may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

          "Fiber Construction Facility Banks" means Credit Lyonnais, New York Branch, NationsBank of Texas, N.A. and Toronto Dominion (USA) Inc.

          "Fiber Construction Facility Commitment Letter" means the commitment letter dated July 3, 1997 for such facility between Parent and the Fiber Construction Facility Banks.

          "Fiber Construction Facility Obligor" means each of AULP and one or more of its Subsidiaries and their respective successors so long as it is a party to the Fiber Construction Facility.

          "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, unless stated otherwise.

          "Galaxy X Agreement" means each of the Galaxy X Transponder Service Agreement between Hughes Communications Satellite Services, Inc. and GCI Communication Corp. and the Galaxy X Transponder Purchase Agreement, each of which is dated August 24, 1995, as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Indenture.

          "GCI" means General Communication, Inc., an Alaska corporation, and its successors.

          "GCI Holdings" means GCI Holdings, Inc., an Alaska corporation, and its successors.

          "GCI Transport" means GCI Transport Company, an Alaska corporation, and its successors.

          "GCI Transport Keep-Well Agreement" means the Operating Keep-Well Agreement dated ________, 1997 between GCI Transport and AULP in form and on terms and conditions substantially as outlined in and otherwise consistent with Exhibit A (Summary of Terms and Conditions) attached to the Fiber Construction Facility Commitment Letter pursuant to which GCI Transport agrees, subject to certain limitations, to advance funds, directly or indirectly to a Fiber Construction Facility Obligor to pay (i) any operating expenses, including interest and principal payments on indebtedness, in excess of revenues of AULP and (ii) any unpaid amount on the Fiber Construction Facility when due at Stated Maturity or upon acceleration, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Indenture.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement condition or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, foreign exchange contract, currency swap agreement, currency option or any other similar agreement or arrangement.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; PROVIDED FURTHER, that solely for purposes of determining compliance with Section 4.11, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, PROVIDED that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at Stated Maturity.

          "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capital Lease Obligations, (ii) Indebtedness of other Persons secured by a Lien to which the Property owned or held by such first Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the Indebtedness so secured), (iii) Guarantees of Indebtedness of other Persons,
(iv) any Disqualified Stock, (v) any Attributable Indebtedness, (vi) all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions issued for the account of such Person, (vii) in the case of the Company, Preferred Stock of its Restricted Subsidiaries, and (viii) to the extent not otherwise included in clauses (i) through (vii) of this paragraph, any payment obligations of any such Person at the time of determination under any Hedging Obligation. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any contingent obligations in respect thereof at such date. For purposes of this definition, the amount of the payment obligation with respect to any Hedging Obligation shall be an amount equal to (i) zero, if such obligation is an Interest Rate Agreement permitted pursuant to clause (v) of the second paragraph of Section 4.11 or (ii) the notional amount of such Hedging Obligation, if such Hedging Obligation is not an Interest Rate Agreement so permitted.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

          "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment (it being understood that leasing output capacity of the System under the Capacity Lease shall not be or be deemed an Investment).

          "Issue Date" means the date on which the Notes are initially issued.

          "Leverage Ratio" means the ratio of (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Company, the outstanding Indebtedness of the Company and its Restricted Subsidiaries) divided by (ii) the Trailing Pro Forma EBITDA of such Person (or in the case of the Company, the Trailing Pro Forma EBITDA of the Company and its Restricted Subsidiaries).

          "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

          "Net Available Cash" from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such Properties or assets or received in any other noncash form) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, and in each case net of all payments made on any Indebtedness (a) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or (b) which must (1) by its terms, or in order to obtain a necessary consent to such Asset Sale (except, in the case of this clause (b), Indebtedness that is PARI PASSU with or subordinated to the Notes), or (2) by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

          "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Notes" means the Notes issued under this Indenture.

          "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer and the Chief Accounting Officer of Parent and the Company.

          "Officers' Certificate" means a certificate signed by two Officers of Parent and the Company, at least one of whom shall be the principal executive officer or principal financial officer of Parent and the Company, and delivered to the Trustee.

          "Operating and Maintenance Contract" means the Operating and Maintenance Contract between GCI Communication Corporation (a Restricted Subsidiary) and AULP on terms and conditions substantially as outlined in and otherwise consistent with Exhibit A (Summary of Terms and Conditions) attached to the Fiber Construction Facility Commitment Letter, pursuant to which GCI Communication Corporation agrees, subject to certain limitations, to operate and maintain the system and receive compensation for the actual services provided by it, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

          "Operating Keep-Well Agreement" means the Operating Keep-Well Agreement between GCI Holdings and AULP on terms and conditions substantially as outlined in and otherwise consistent with Exhibit A (Summary of Terms and Conditions) attached to the Fiber Construction Facility Commitment Letter pursuant to which such Restricted Subsidiary agrees, subject to certain limitations, to advance funds, directly or indirectly, to a Fiber Construction Facility Obligor to pay (i) any operating expenses, including interest and principal payments on Indebtedness, in excess of revenues of AULP and (ii) any unpaid amount on the Fiber Construction Facility when due at Stated Maturity or upon acceleration, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be counsel to Parent, the Company or the Trustee.

          "Parent" means GCI so long as it owns, and any other Person which acquires or owns, directly or indirectly, 80% or more of the Voting Stock of the Company.

          "pari passu" as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

          "Permitted Holders" means (i) Ronald Duncan and his estate, spouse, ancestors, lineal descendants and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries, (ii) MCI Telecommunications Corporation and its controlled Affiliates, (iii) Prime Cable Growth Partners, L.P., Prime Venture I Holdings, L.P., Prime Venture II, L.P., Prime Cable Limited Partnership and their respective controlled Affiliates, (iv) the General Communication, Inc. Employee Stock Purchase Plan, and (v) the Estate of Bob Magness so long as Donne Fisher is one of no more than two legal representatives of such estate.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary, PROVIDED the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to (after which such other Person shall cease to exist or shall remain a "shell" corporation), the Company or a Restricted Subsidiary, PROVIDED such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) accounts receivable owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (vii) loans and advances to employees of Parent, the Company or a Restricted Subsidiary made in the ordinary course of business consistent with past practice of Parent, the Company or such Restricted Subsidiary, as the case may be, PROVIDED, that such loans and advances do not exceed in the aggregate $5 million at any one time outstanding.

          "Permitted Issue Date Transactions" means any transaction on or promptly after the Issue Date relating to (i) the repayment in full of bank credit facilities of the Company's Subsidiaries outstanding on the Issue Date before giving effect to the incurrence of Indebtedness under the Credit Facility and (ii) the contribution or advancement by the Company or a Restricted Subsidiary of an amount not in excess of $50 million to GCI Transport.

          "Permitted Liens" means (i) Liens on the Property of the Company or any Restricted Subsidiary existing on the Issue Date, (ii) Liens on all or substantially all of the assets of the Restricted Subsidiaries and the Capital Stock of any Restricted Subsidiary owned by the Issuer in favor of the lender under the Credit Facility; (iii) Liens on the Property of the Company or any Restricted Subsidiary to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in any of clauses (i), (ii), (vii) or (x); PROVIDED, HOWEVER, that any such Lien will be limited to all or part of the same Property that secured the original Lien (plus improvements on such Property) and the aggregate principal amount of Indebtedness that is secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clauses (i), (ii), (vii) or (x), as applicable, at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any premiums, fees and other expenses incurred by the Company in connection with such extension, renewal, refinancing, replacement or refunding; (iv) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (v) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations which are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice; (vii) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED such Lien shall not have been Incurred in anticipation of or in connection with such transaction or series of related transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary; (viii) other Liens on the Property of the Company or any Restricted Subsidiary incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in anticipation of or in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses; (ix) pledges or deposits by the Company or any Restricted Subsidiary under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (x) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; PROVIDED any such Lien does not extend to any other Property of the Company or any Restricted Subsidiary; and PROVIDED FURTHER that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary; and (xi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character.

          "Permitted Refinancing Indebtedness" means any extensions, renewals, refinancings, replacements or refundings of any Indebtedness, including any successive extensions, renewals, refinancings, replacements or refundings so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such extension, renewal, refinancing, replacement or refunding (other than to finance fees and expenses, including any premium and defeasance costs, incurred in connection therewith), (ii) the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being extended, renewed, refinanced, replaced or refunded, (iii) the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being refinanced and (iv) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, refinanced, replaced or refunded; PROVIDED, that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that extends, renews, refinances, replaces or refunds Indebtedness of the Company or

(b) Indebtedness of the Company or a Restricted Subsidiary that extends, renews, refinances replaces or refunds Indebtedness of an Unrestricted Subsidiary.

          "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

          "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any disposition of any Person or business, Pro Forma EBITDA of such Person and its Subsidiaries shall be computed so as to give pro forma effect to such disposition and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; PROVIDED, HOWEVER, that, with respect to the Company, all of the foregoing references to "Subsidiary or "Subsidiaries" shall be deemed to refer only to the "Restricted Subsidiaries" of the Company.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in, and other securities of, any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

          "Public Equity Offerings" means an underwritten public offering of Qualified Stock of Parent or the Company, that generates in the aggregate gross proceeds of at least $50 million, pursuant to a registration statement filed with the SEC in accordance with the Securities Act; PROVIDED that, the Stock Offering (including any over-allotment option in respect thereof) shall be excluded from the definition of Public Equity Offerings; PROVIDED FURTHER, that in the event of a Public Equity Offering by Parent, Parent contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued and unpaid interest thereon to the redemption date) of the Notes to be redeemed pursuant to the Company's Optional Redemption or other Indebtedness of any Restricted Subsidiary required to be paid out of such proceeds.

          "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

          "Redemption Date" means, with respect to any Note to be redeemed, any date fixed for such redemption by or pursuant to this Indenture and the terms of the Notes.

          "Redemption Price" means, with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture and the terms of the Notes.

          "Related Business" means the business of (i) transmitting, or providing services related to the transmission of voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products or (iii) pursuing any other business that is primarily related to those identified in the foregoing clauses (i) or (ii).

          "Restricted Payment" means (i) any dividend or distribution (whether made in cash, Property or securities) declared or paid on or with respect to any shares of Capital Stock of the Company or Capital Stock of any Restricted Subsidiary except for any dividend or distribution which is made solely by a Restricted Subsidiary to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to the other shareholders of such Restricted Subsidiary on a pro rata basis) or dividends or distributions payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company; (ii) a payment made by the Company or any Restricted Subsidiary to purchase, redeem, acquire or retire any Capital Stock of the Company or Capital Stock of any Affiliate of the Company (other than a Restricted Subsidiary) or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock; (iii) a payment made by the Company or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Indebtedness of the Company which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes; or (iv) an Investment (other than Permitted Investments) in any Person; PROVIDED, HOWEVER, that the term "Restricted Payment" shall not include any of the Permitted Issue Date Transactions.

          "Restricted Subsidiary" means (i) any Subsidiary of the Company on or after the Issue Date unless such Subsidiary shall have been designated an Unrestricted Subsidiary as permitted or required pursuant to the definition of "Unrestricted Subsidiary" and (ii) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary as permitted pursuant to the definition of "Unrestricted Subsidiary."

          "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Subsidiary of such Person (or, in the case of the Company, its Restricted Subsidiaries) and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries (or, in the case of the Company, its Restricted Subsidiaries).

          "SEC" means the Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act as in effect on the Issue Date; PROVIDED, HOWEVER, that for purposes of this definition only, (i) subclause (3) of such Rule 1.02(w) shall be disregarded and (ii) "Significant Subsidiary" shall include any Subsidiary (and its Subsidiaries) whose EBITDA comprises more than 10% of the EBITDA of the Company for the most recently completed fiscal year.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer thereof unless such contingency has occurred).

          "Stock Offering" means the offering of 13,800,000 shares of Class A common stock of Parent, no par value per share, 7,000,000 shares of which were sold by the Company pursuant to registration statement No. 333-28001, filed with the SEC on May 27, 1997, as amended on July 7, 1997, plus any over-allotment option exercised by the underwriters in connection therewith.

          "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which at least a majority of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or (ii) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

          "System" has the meaning set forth in the Fiber Construction Facility as in effect on the Issue Date.

          "Temporary Cash Investments" means any of the following: (i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) and shall, in any event, include National Bank of Alaska or First National Bank of Anchorage, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii) above, and (iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

          "Trailing Pro Forma EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for the four most recent full fiscal quarters for which financial statements are available.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (a) GCI Transport, GCI Satellite Company, GCI Fiber Company, Fiber Hold Company, and AULP and (b) any Subsidiary of an Unrestricted Subsidiary. The Parent's and the Company's Board of Directors may designate any Person that becomes a Subsidiary of the Company or any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) the Subsidiary to be so designated does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (ii) the Subsidiary to be so designated is not obligated under any Indebtedness or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (iii) either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) such designation is effective immediately upon such entity becoming a Subsidiary of the Company or any Restricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or of any Restricted Subsidiary will be classified as a Restricted Subsidiary; PROVIDED, HOWEVER, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if the Company would be unable to Incur at least $1.00 of additional Indebtedness pursuant to clause
(a) of the first paragraph of Section 4.11. Except as provided in the second sentence of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. Parent's and the Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional indebtedness pursuant to clause (a) of the first paragraph of Section 4.11 and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom. Any such designation by Parent's and the Company's Board of Directors will be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying (i) that such designation complies with the foregoing provisions and (ii) giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year).

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Vendor Financing" means the financing entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) or maintenance of personal property (tangible or intangible) used, or to be used, in a Related Business.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          SECTION 1.02.  Other Definitions.


          Term                                         Defined in Section
          ----                                         ------------------

          "Affiliate Transaction". . . . . . . . . . .        4.14
          "Agent Members". . . . . . . . . . . . . . .        2.13
          "Bankruptcy Law" . . . . . . . . . . . . . .        6.01
          "Change of Control Offer". . . . . . . . . .        4.15
          "Change of Control Payment Date" . . . . . .        4.15
          "Change of Control Purchase Price" . . . . .        4.15
          "covenant defeasance option" . . . . . . . .        8.01(b)
          "Custodian". . . . . . . . . . . . . . . . .        6.01
          "Defaulted Interest" . . . . . . . . . . . .        2.10
          "Event of Default" . . . . . . . . . . . . .        6.01
          "Global Notes. . . . . . . . . . . . . . . .        2.13
          "incorporated provision" . . . . . . . . . .        10.01
          "legal defeasance option". . . . . . . . . .        8.01(b)
          "Legal Holiday". . . . . . . . . . . . . . .        10.07
          "Notes Register" . . . . . . . . . . . . . .        2.11
          "Notice of Default". . . . . . . . . . . . .        6.01
          "Paying Agent" . . . . . . . . . . . . . . .        2.03
          "Registrar". . . . . . . . . . . . . . . . .        2.03
          "Surviving Entity" . . . . . . . . . . . . .        5.01

          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular; and

          (6) "herein" and "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                    The Notes

          SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication.

          SECTION 2.02. Execution and Authentication; Aggregate Principal Amount. Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate the Notes for original issue in the aggregate principal amount not to exceed $150,000,000 upon written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of the Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of the Notes outstanding at any time may not exceed $150,000,000, except as provided in
Section 2.06.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (a) Notes may be presented for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented for payment (the "Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

          SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.06. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

          SECTION 2.07. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent or any amendment, modification or other change to this

Indenture, Notes owned by the Company or by an Affiliate of the Company shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to the Indenture, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or an Affiliate of the Company.

          SECTION 2.08. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

          SECTION 2.09. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel or destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Trustee shall in no event be required to destroy Notes. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.10. Defaulted Interest. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Notes and this Indenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause
(i) or (ii) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date.

          (ii) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 2.10, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 2.11. Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being sometimes referred to herein as the "Notes Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

          When Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to
Section 2.09, 4.15 or 4.17 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not to be redeemed.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          SECTION 2.12. CUSIP Number. The Company in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number of the Notes.

          SECTION 2.13.  Book-Entry Provisions for Global Notes.

          (a) The Notes shall be issued initially in the form of one or more permanent global Notes in the form as set forth in Exhibit A attached hereto (the "Global Notes") and shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear a legend as set forth in Exhibit B attached hereto.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Notes.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for physical Notes in accordance with the rules and procedures of the Depository. In addition, physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more physical Notes of like tenor and principal amount of authorized denominations.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of physical Notes of like tenor of authorized denominations.

          (e) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.


                                    ARTICLE 3

                            Redemption of Securities

          SECTION 3.01. Right of Redemption. The Notes may be redeemed at the option of the Company, in whole or in part, on the bases and at the Redemption Prices specified in the form of Note, together with accrued but unpaid interest to the Redemption Date.

          SECTION 3.02. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 3.03. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 3.01 shall be evidenced by a Board Resolution and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

          SECTION 3.04. Selection by Trustee of Notes to be Redeemed. If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or, if the Notes are not listed on a national exchange, by such method as the Trustee shall deem fair and appropriate; provided that no Notes of a principal amount of $1,000 or less will be redeemed in part; provided, further, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository or any other depository).

          The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for partial redemption and the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 3.05. Notice of Redemption. Notice of redemption will be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note Register.

          All notices of redemption will state:

          (i)    the Redemption Date;

          (ii)   the Redemption Price;

          (iii) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed;

          (iv) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued;

          (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (vi) that on the Redemption Date the Redemption Price shall become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

          (vii) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

          (viii) the CUSIP number, relating to such Notes; and

          (ix) the paragraph of the Notes pursuant to which the Notes are being redeemed.

          Notice of redemption of Notes to be redeemed at the election of the Company will be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          The notice if mailed in the manner herein provided will be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part will not affect the validity of the proceedings for the redemption of any other Note.

          SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company will deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

          SECTION 3.07. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes will cease to bear interest and such Notes will cease to be outstanding. Upon surrender of any such Note for redemption in accordance with said notice, such Note will be paid by the Company at the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, registered as such on the relevant regular record dates.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate then borne by such Note.

          SECTION 3.08. Notes Redeemed or Purchased in Part. Any Note which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section
4.02 (with, if required by the Company, the Note Registrar or the Trustee, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Note Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver (at the Company's expense) to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed or purchased.


                                    ARTICLE 4

                                    Covenants

          SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such required office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 4.03. Money for Note Payments to Be Held in Trust. The Company will, on or before each due date of the principal of or interest on, any Notes, deposit with a Paying

Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act. The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of or interest on the Notes;

          (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture for any other purpose, pay, or by Company order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company upon receipt of a Company request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

          SECTION 4.04. Corporate Existence. Subject to Article Four, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise if the Board of Directors or Directors of Parent and the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

          SECTION 4.05. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted.

          SECTION 4.06. Maintenance of Properties. The Company will cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable ln the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

          SECTION 4.07. Insurance. The Company will at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured, either with insurers believed by the Company in good faith to be financially sound and responsible or by maintaining reserves in amounts customarily maintained by corporations similarly situated, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties.

          SECTION 4.08. Books and Records. The Company will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary of the Company in accordance with GAAP, consistently applied.

          SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

          SECTION 4.10. SEC Reports. The Company shall file with the Trustee and provide Noteholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Noteholders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act at the times specified for the filing of such information. The Company also shall comply with the other provisions of TIA Section 314(a).

          SECTION 4.11. Limitation on Indebtedness. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness; PROVIDED, HOWEVER, that (a) if after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence, the Company may Incur Indebtedness and Restricted Subsidiaries may borrow or Guarantee borrowings under the Credit Facility and Incur Indebtedness that is Vendor Financing, in each case, if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Leverage Ratio of the Company and the Restricted Subsidiaries (on a consolidated basis) would not exceed (i) 7.5 from the Issue Date until December 31, 1999 and (ii) 6.0 after December 31, 1999 and (b) Permitted Indebtedness may be Incurred.

          "Permitted Indebtedness" is defined to include any and all of the following: (i) in addition to any amounts outstanding pursuant to clause (vii) below, Indebtedness pursuant to the Credit Facility and this clause (i) in an aggregate amount outstanding at any time not to exceed $75 million; (ii) Indebtedness of the Company evidenced by the Notes; (iii) Indebtedness of the Company owing to and held by a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; PROVIDED, FURTHER, that any Indebtedness of the Company owing to and held by a Restricted Subsidiary shall be expressly subordinated to the Notes; (iv) Indebtedness (other than Indebtedness permitted by the immediately preceding paragraph or elsewhere in this paragraph) in an aggregate principal amount outstanding at any time not to exceed $15 million;
(v) Indebtedness under Interest Rate Agreements entered into for the purpose of limiting interest rate risks, PROVIDED, that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this
Section 4.11; (vi) Indebtedness in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (vii) Indebtedness outstanding on the Issue Date (after giving effect to the application of the proceeds of the sale of the Notes and the Stock Offering); (viii) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (a) of the immediately preceding paragraph and clauses (ii) and (vii) above; (ix) Indebtedness incurred solely as a result of the execution by the Company or its Restricted Subsidiaries of the Capacity Lease; and (x) Indebtedness incurred solely as a result of the execution by the Company or its Restricted Subsidiaries of the Operating Keep-Well Agreement and the Completion Guarantee; PROVIDED, HOWEVER, that the foregoing exception shall not be applicable to Indebtedness actually incurred by the Company or any of its Restricted Subsidiaries in order to fund the obligations of the Company or its Restricted Subsidiaries to perform under the Operating Keep-Well Agreement or the Completion Guarantee.

          SECTION 4.12. Limitation on Indebtedness of AULP. The Company shall not permit AULP or any Subsidiary of AULP to, directly or indirectly, incur any Indebtedness other than (i) Indebtedness under the Fiber Construction Facility or any Permitted Refinancing Indebtedness incurred in respect of such Fiber Construction Facility in an aggregate principal amount not to exceed $75 million, less any principal payments made thereunder, (ii) Indebtedness owing to and held by GCI Transport, the Issuer or any Restricted Subsidiary and evidencing amounts advanced pursuant to the GCI Transport Keep-Well Agreement or the Operating Keep-Well Agreement, (iii) additional Indebtedness not to exceed $5 million in the aggregate at any one time outstanding and (iv) Indebtedness (other than Indebtedness permitted under the preceding clauses (i) through (iii)) in an aggregate principal amount outstanding at any time not to exceed $10 million, but only if and to the extent that (a) all principal, interest and other obligations of any kind under such Indebtedness permitted under this clause (iv) are excluded for all purposes in determining amounts that may become due and owing pursuant to the GCI Transport Keep-Well Agreement or the Operating Keep-Well Agreement and (b) such Indebtedness permitted under this clause (iv) is non-recourse to, and the lender thereunder has waived all claims against, the Company and its Restricted Subsidiaries and their respective Properties and assets with respect thereto.

          SECTION 4.13. Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment, (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of
Section 4.11 or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of (i) the excess of (A) Cumulative EBITDA over (B) the product of 1.5 and Cumulative Interest Expense,
(ii) Capital Stock Sale Proceeds, (iii) the amount by which Indebtedness of the Company or any Restricted

Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon conversion or exchange) and (iv) an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (A) dividends, repayment of loans or advances, or other transfers or distributions of Property (but only to the extent the Company excludes such transfers or distributions from the calculation of Cumulative EBITDA for purposes of clause
(c)(i)(A) above), in each case to the Company or any Restricted Subsidiary from any Person or (B) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed, in the case of (A) or (B) of this subclause (iv), the amount of such Investments previously made by the Company and its Restricted Subsidiaries in such Person or such Unrestricted Subsidiary, as the case may be, which were treated as Restricted Payments.

          Notwithstanding the foregoing limitation, the Company and, in the case of clauses (e), (f) and (h), its Restricted Subsidiaries may (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with this Indenture, (b) redeem, repurchase, defease, acquire or retire for value, any Indebtedness subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes with the proceeds of any Indebtedness that is Permitted Refinancing Indebtedness in respect of such subordinated Indebtedness,
(c) acquire, redeem or retire Capital Stock of the Company or Indebtedness subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any Subsidiary of the Company), (d) make Investments in Persons the primary businesses of which are Related Businesses (other than Investments in the Capital Stock of the Company) in an amount at any time outstanding not to exceed in the aggregate for all such Investments made in reliance upon this clause (d), the sum of (i) $35 million and (ii) an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from payments of dividends, repayment of loans or advances, or other transfers or distributions of Property (to the extent not included in EBITDA) to the Company or any Restricted Subsidiary from any Person (but only to the extent such net reduction in Investments has not been utilized to permit a Restricted Payment pursuant to clause (c)(i) or
(c)(iv) in the immediately preceding paragraph) not to exceed, in the case of clause (d)(ii), the amount of such Investments previously made by the Company and its Restricted Subsidiaries in such Person which were treated as Restricted Payments, (e) execute the Completion Guarantee and the Operating Keep-Well Agreement; PROVIDED, HOWEVER, any funding of the Completion Guarantee or the Operating Keep-Well Agreement may only be made if it complies with the immediately preceding paragraph or clause (d) in this paragraph and such funding or purchases shall count as Restricted Payments for purposes of determining such compliance, (f) execute the Operating and Maintenance Contract and make payments pursuant thereto in an annual amount not to exceed the pro rata share of the annual operating and maintenance costs of the system allocated to the output capacity of the system leased and/or purchased by the Company and its Restricted Subsidiaries, (g) purchase or redeem Capital Stock in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees of Parent, the Company or one of its Subsidiaries; PROVIDED, HOWEVER, that the amount paid in connection with all such redemptions or repurchases pursuant to this clause (g) shall not exceed in any fiscal year $2 million in the aggregate, and (h) assign or otherwise transfer to GCI Transport, or any of its Subsidiaries the credit in favor of the Company and all other related rights arising from the Company's $9.1 million deposit made in connection with the Galaxy X Agreement.

          Any payments made pursuant to clauses (b), (c), (f) and (h) of the immediately preceding paragraph shall be excluded from the calculation of the aggregate amount of Restricted Payments made after the Issue Date; PROVIDED, HOWEVER, that the proceeds from the issuance of Capital Stock pursuant to clause
(c) of the immediately preceding paragraph shall not constitute Capital Stock Sale Proceeds for purposes of clause (c)(ii) of the first paragraph of this
Section 4.13. The Company may, at the time of any Restricted Payment, designate, by delivery to the Trustee of an Officers' Certificate referencing this covenant and such designation, whether such Restricted Payment is being made in accordance with the second preceding paragraph or, if applicable, the clause of the preceding paragraph pursuant to which such Restricted Payment is being made.

          SECTION 4.14. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless
(a) the terms of such Affiliate Transaction are (i) set forth in writing, (ii) in the best interest of the Company or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, (b) with respect to an Affiliate Transaction involving aggregate payments or value in excess of $15 million, the Board of Directors of Parent and the Company (including a majority of the disinterested members of the Board of Directors of Parent and the Company) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(ii) and (iii) of this paragraph as evidenced by a Board Resolution and (c) with respect to an Affiliate Transaction involving aggregate payments or value in excess of $25 million, the Company obtains a written opinion from an independent appraisal firm to the effect that such Affiliate Transaction is fair, from a financial point of view to the Company or such Restricted Subsidiary, as applicable.

          Notwithstanding the foregoing limitation, the Company may enter into or suffer to exist the following: (i) any transaction pursuant to any contract in existence on the Issue Date on the terms of such contract as in effect on the Issue Date; (ii) any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries; (iii) any Restricted Payment permitted to be made pursuant to Section 4.13; (iv) the payment of compensation (including, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of Parent, the Company or any of its Restricted Subsidiaries, so long as the Board of Directors of Parent and the Company in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; (v) loans and advances to employees of Parent, the Company or a Restricted Subsidiary made in the ordinary course of business and consistent with past practice of Parent, the Company or such Restricted Subsidiary, as the case may be, provided, that such loans and advances do not exceed in the aggregate $5 million at any one time outstanding;
(vi) any transaction pursuant to any Fiber Construction Facility Agreement;
(vii) any transaction pursuant to the Galaxy X Agreement; and (viii) the Permitted Issue Date Transactions and (ix) any transaction pursuant to any Fiber Construction Agreement.

          SECTION 4.15. Change of Control Offer. (a) Upon the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the Notes at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.15.

          (b) Within 30 days of the occurrence of a Change of Control, with respect to the Notes, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) mail a notice by first class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at his address appearing in the register of the Notes maintained by the Registrar, stating:

          (1) that a Change in Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.15 and that all such Notes timely tendered will be accepted for payment;

          (2) the Change of Control Purchase Price and the purchase date, which shall be a Business Day, no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3) that any Notes (or portions thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (4) that any Notes (or portions thereof) not tendered will continue to accrue interest;

          (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of such Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
     Note issued shall be in a principal amount in denominations of $1,000 and integral multiples thereof; and

          (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

          (c) On the Change of Control Payment Date, the Company shall (a) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate indicating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to such holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

          (d) The Company shall comply, to the extent applicable, with the requirements of Rule 14(e)-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control Offer made pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          SECTION 4.16. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property, whether now owned or hereafter acquired, or any interest therein, or any income or profits therefrom, unless (a) with respect to any Restricted Subsidiary, such Lien secures Indebtedness other than Guarantees of Indebtedness of the Company or (b) effective provision has been or will be made whereby the Notes will be secured by such Lien equally and ratably with all other Indebtedness of the Company or any Restricted Subsidiary secured by such Lien; PROVIDED, HOWEVER, that no Lien may be granted with respect to Indebtedness of the Company that is subordinated to the Notes.

          SECTION 4.17.  Limitation on Asset Sales.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) (A) at least 80% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or
(B) the consideration paid to the Company or such Restricted Subsidiary is determined in good faith by the Board of Directors of Parent and the Company, as evidenced by a Board Resolution, to be substantially comparable in type to the assets being sold; PROVIDED, HOWEVER, this clause (ii) shall not apply to (1) any sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be and (2) any sales of Capital Stock of AULP on terms that are otherwise deemed fair to the Company and its Subsidiaries in the reasonable business judgment of the Board of Directors of Parent and the Company, as evidenced by a Board Resolution.

          The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, (A) to prepay, repay or purchase Indebtedness under the Credit Facility or Indebtedness of a Restricted Subsidiary (excluding Indebtedness owed to the Company or an Affiliate of the Company); or (B) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

          Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within one year from the date of such Asset Sale or the receipt of such Net Available Cash shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million (taking into account income earned on such Excess Proceeds), the Company will be required to make an offer to purchase (the "Prepayment Offer") the Notes, and any other Indebtedness, if any, that ranks PARI PASSU with the Notes and contains similar provisions requiring an Asset Sale prepayment offer, on a pro rata basis, at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (if any) to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in paragraph (b) below (or, in the event of Indebtedness that is discounted, at a price of the then accreted value thereof); PROVIDED, HOWEVER, if any other such Indebtedness that ranks PARI PASSU with the Notes does not contain similar Asset Sale prepayment offer provisions with regard to the pro rata repayment of such other Indebtedness and the Notes, the Company will be required to purchase the Notes before purchasing any other such Indebtedness from such Excess Proceeds.

If the aggregate principal amount of Notes surrendered for purchase by holders thereof exceeds the amount of Excess Proceeds allocated to the Notes, then the Trustee shall select the Notes to be purchased pro rata according to principal amount or by lot with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and, PROVIDED that all holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds will be reset to zero.

          (b) Within five Business Days after one year from the date of an Asset Sale or the receipt of Net Available Cash therefrom, the Company shall, if it is obligated to make a Prepayment Offer, send a written notice, by first-class mail, to the holders of the Notes (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders of the Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice shall state, among other things, (1) that the Company is offering to purchase Notes pursuant to Section 4.17, (2) that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date (defined below)) pursuant to the Prepayment Offer shall cease to accrue interest after the Purchase Date, (3) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (4) the aggregate principal amount of Notes (or portions thereof) to be purchased, (5) that Holders electing to have a Note purchased pursuant to a Prepayment Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Purchase Date, (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Note purchased, and (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          On or before the Prepayment Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Prepayment Offer, (ii) deposit with the Paying Agent sufficient money to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.17, the Trustee shall act as the

Paying Agent. Any amounts remaining after the purchase of Notes pursuant to a Prepayment Offer shall be returned by the Trustee to the Company.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

          SECTION 4.18. Limitation on Restrictions on Distributions From Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary, (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary. Such limitation will not apply (1) with respect to clauses (a), (b) and (c), to encumbrances and restrictions (i) in existence under or by reason of any agreements (not otherwise described in clause (iii)) in effect on the Issue Date, (ii) relating to Indebtedness of a Restricted Subsidiary and existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, (iii) any encumbrance or restriction pursuant to (x) the Credit Facility as in effect on the Issue Date and (y) any agreement which amends, extends, renews, refinances, replaces or refunds the Credit Facility, PROVIDED, HOWEVER, that in the case of this subclause (y), such restrictions or encumbrances are no less favorable to the holders of the Notes than those restrictions or encumbrances pursuant to the Credit Facility as in effect on the Issue Date; PROVIDED, FURTHER, HOWEVER, that in the case of subclauses (x) and (y), the provisions of the Credit Facility (A) permit (whether explicitly or as a result of the relative maturities of the Credit Facility and the Notes) distributions to the Company for the purpose of, and in an amount sufficient to fund, the payment of principal due at Stated Maturity and interest in respect of the Notes (PROVIDED, in either case, that such payment is due or to become due within 30 days from the date of such distribution) at a time when there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Facility to declare all amounts thereunder due and payable, and (B) provide that in no event shall any encumbrance or restriction pursuant to the Credit Facility prohibit distributions for Indebtedness on the Notes for more than 180 days in any consecutive 360 day period, unless (1) there exists a default under the Credit Facility resulting from any payment default under the Credit Facility when due or (2) the maturity of the Credit Facility has been accelerated, or (iv) which result from the extension renewal, refinancing, replacement, refunding or amendment of an agreement referred to in the immediately preceding clauses (1)(i) and (ii) above and in clauses (2)(i) and (ii) below, PROVIDED, such encumbrance or restriction is no more restrictive to such Restricted Subsidiary and is not materially less favorable to the holders of Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced, replaced, refunded or amended, and (2) with respect to clause (c) only, to (i) any encumbrance or restriction relating to Indebtedness that is permitted to be Incurred and secured pursuant to Sections
4.11 and 4.16 that limits the right of the debtor to dispose of the assets or Property securing such Indebtedness, (ii) any encumbrance or restriction in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition, (iii) customary provisions restricting subletting or assignment of leases of the Company or any Restricted Subsidiary and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder or (iv) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

          SECTION 4.19. Ownership of Significant Subsidiaries. The Company will at all times maintain, either directly or indirectly, 100% ownership of the Capital Stock of any Person that is or becomes a Significant Subsidiary of the Company; PROVIDED, HOWEVER, that (i) the Company may, directly or indirectly, acquire after the Issue Date and thereafter maintain ownership comprising less than 100% of the Capital Stock of such Person provided such acquisition is otherwise effected in accordance with the terms of this Indenture and (ii) the Company may transfer, convey, sell or otherwise dispose of all or substantially all of the assets of a Significant Subsidiary as permitted pursuant to Section 4.17.

          SECTION 4.20. Fiber Construction Agreements. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Guarantee any Indebtedness of any Unrestricted Subsidiary or enter into any keep-well, support or other similar agreement with respect to any Unrestricted Subsidiary other than pursuant to the Fiber Construction Agreements.

          The Company and the Restricted Subsidiaries may, but shall not, directly or indirectly, be required to purchase, lease or otherwise acquire output capacity of the System other than pursuant to the Capacity Lease.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, advance Funds pursuant to the Completion Guarantee and the Operating Keep-Well Agreement unless (i) such advance is permitted by Section 4.13 and (ii) in no event shall the aggregate amount of such advances exceed $100 million.

          The Fiber Construction Facility will provide that the obligation of the Company and its Restricted Subsidiaries to advance funds pursuant to the Completion Guarantee and the Operating Keep-Well Agreement will be limited to the amount that is permitted to be distributed pursuant to Section 4.13.

          The Operating Keep Well Agreement will provide that no payments of the type referred to in clause (i) of the definition of "Operating Keep-Well Agreement" will be required to be made unless GCI Transport has failed to pay such amount within 5 days after demand for such payment pursuant to the GCI Transport Keep-Well Agreement and no payments of the types referred to in clause
(ii) of the definition of "Operating Keep-Well Agreement" will be required unless the Fiber Construction Facility Banks have taken commercially reasonable efforts to exhaust their remedies against all assets of AULP, the Capital Stock of AULP, and demand for payment against GCI Transport under the GCI Transport Keep-Well Agreement and a filing of a claim for payment against GCI Transport under the GCI Transport Keep-Well Agreement.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, amend, supplement or otherwise modify any term or condition of any Fiber Construction Agreement in any manner that, directly or indirectly, materially increases or adversely affects in a material manner any obligation or contingent obligation of the Company or any of its Restricted Subsidiaries under the Completion Guarantee, the Operating Keep-Well Agreement, the Operating and Maintenance Contract, the Capacity Lease or any other agreement or arrangement executed or delivered in connection with the Fiber Construction Agreements or the transactions contemplated thereby.

          SECTION 4.21. Operation of Unrestricted Subsidiaries. The Company shall cause each of its Unrestricted Subsidiaries (i) to maintain continuously articles or a certificate of incorporation or, in the case of a partnership, a partnership agreement, providing that (a) such Unrestricted Subsidiary's purpose is limited and, in the case of AULP, that such purpose is limited to conducting the business contemplated by the Fiber Construction Agreements, (b) such Unrestricted Subsidiary is prohibited from engaging in any dissolution, liquidation, merger, consolidation or sale, transfer, assignment, lease, conveyance or other disposal of all or substantially all of its Property in any one transaction or series of transactions as long as any Indebtedness under the Fiber Construction Facility remains outstanding, other than (1) any such transaction with or into the Company or any of its Restricted Subsidiaries otherwise effected and in accordance with the terms of this Indenture, (2) any such transaction with or into another Unrestricted Subsidiary and (3) any such transaction which, assuming for purposes of this clause (3) only that such Unrestricted Subsidiary were a Restricted Subsidiary, would comply with Section 4.17; PROVIDED, HOWEVER, that any Net Available Cash derived therefrom may also be used to prepay, repay or purchase Indebtedness under the Fiber Construction Facility and (c) the Board of Directors of such Unrestricted Subsidiary or, in the case of a partnership, of the corporate general partner of such partnership, shall consist of not less than one independent director; (ii) to maintain separate books and records including, without limitation, separate financial statements; (iii) not to commingle any of its properties or assets with the properties or assets of the Company or any Restricted Subsidiary; (iv) to pay its liabilities, the salaries of its employees and all consultant and advisor fees and expenses directly out of funds that do not comprise in whole or in part the funds of the Company or any of its Restricted Subsidiaries and (v) otherwise to hold itself out as a separate entity.

                                    ARTICLE 5

                                Successor Company

          SECTION 5.01. Merger, Consolidation and Sale of Assets. The Company shall not merge or consolidate with or into any other entity (other than a merger of a wholly owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless: (a) the entity formed by or surviving any such consolidation or merger (if the Company is not the surviving entity) or the Person to which such sale, transfer, assignment, lease, conveyance or other disposition is made (the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company; (b) immediately before and after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under clause (a) of the first paragraph of Section 4.11, and (d) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Company's Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person.

          In connection with any consolidation, merger or transfer contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, assignment, lease, conveyance or other disposition and the supplemental indenture in respect thereof comply with this
Section 5.01, and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

                                    ARTICLE 6

                              Defaults and Remedies

          SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:

          (1) the Company fails to make any payment of interest on any Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such failure continues for a period of 30 days;

          (2) the Company (i) fails to make any payment of the principal of any of the Notes, when the same becomes due and payable, upon acceleration, redemption, optional redemption, required purchase or otherwise, or (ii) fails to purchase Notes when required pursuant to this Indenture or the Notes;

          (3) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture and such default continues for 30 days after written notice from the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) the Company or any Restricted Subsidiary defaults under any Indebtedness for borrowed money which results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness when due within any applicable grace period, in a total amount greater than $15,000,000;

          (5) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D)  makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

          (7) any judgment or judgments for the payment of money in an uninsured aggregate amount in excess of $15,000,000 is rendered against the Company or any Restricted Subsidiary and is not waived, satisfied or discharged and for any period of 30 consecutive days following the entry of such judgment during which a stay of enforcement shall not be in effect.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (3) (4) or (7) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (3), (4) or (7), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02. Acceleration. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 6.01(5) or (6)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in this Indenture. No rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(5) or (6) shall occur, such amount with respect to all of the Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the Notes.

          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04. Waiver of Existing Defaults. The registered holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may waive an existing Default and its consequences or compliance with any provision of this Indenture, except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but such waiver shall not extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06. Limitation on Suits. No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless:

          (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee;

          (3) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request; and

          (4) the Trustee shall have failed to institute such proceeding within 60 days;

PROVIDED, HOWEVER, such limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of or interest on such Note on or after the respective due dates expressed in such Note.

          SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          THIRD:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each

Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully refrain from doing so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     Trustee

          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which are required by this Indenture to be delivered to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or an Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each August 15 beginning with the August 15 following the date of this Indenture, and in any event prior to October 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of August 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the acceptance of the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Trustee shall not settle any such claim without the written consent (which shall not be unreasonably withheld) of the Company, provided that the giving of such consent does not conflict with the provisions of this Indenture or the TIA. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on Notes under Article 8 or otherwise.

          The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the

Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee, and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon the Notes. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311 (a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

          SECTION 8.01.  Discharge of Liability on Notes; Defeasance.  (a) When
(i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Notes have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon (other than Notes replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01 (c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under any covenant under
Article 4 (other than Section 4.01) and 5.01(c) and the related operation of
Section 6.01(3) and the operation of Sections 6.01(4) and 6.01(5) (with respect to Restricted Subsidiaries) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01 (3), 6.01
(4), 6.01 (5) (with respect to Restricted Subsidiaries), 6.01 (6) (with respect to Restricted Subsidiaries) and 6.01 (7) (except to the extent covenants or agreements referenced in such Sections remain applicable).

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.04, 8.05 and 8.06
shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity or an earlier redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(5) or (6) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8.  It shall apply the
deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8.


                                    ARTICLE 9

                                   Amendments

          SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

          (1)  to cure any ambiguity, omission, defect or inconsistency;

          (2)  to comply with Article 5;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (4) to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture;

          (5) to add guarantees with respect to the Notes or to secure the Notes;

          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

          (8) to make any change that does not adversely affect the rights of any Noteholder.

          After an amendment under this Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

          SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes. However, without the consent of each Noteholder affected, an amendment may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) make any Note payable in money other than that stated in the Note;

          (5) impair the right of any Noteholder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

          (6) make any change in Article 10 that adversely affects the rights of any Noteholder under Article 10; or

          (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section that makes any change that adversely affects the rights under Article 10 of any holder of senior Indebtedness then outstanding shall not be effective as to such holder unless such holder (or any group or representative thereof authorized to give a consent on such holder's behalf) consents to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such (i) amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied; (ii) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (a) the Indenture,
(b) the Certificate of Incorporation or By-Laws of the Company, (c) any law or regulation applicable to the Company, (d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or (e) any material agreement or instrument to which the Company is subject;
(iv) such amendment has been duly and validly executed and delivered by the Company, and the Indenture together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) the Indenture together with such amendment complies with the TIA.

          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                  Miscellaneous

          SECTION 10.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

          SECTION 10.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

               if to the Company:

               General Communication, Inc.
               2550 Denali St.
               Suite 1000
               Anchorage, Alaska  99503
               Phone:  (907) 265-5600
               Fax:  (907) 265-5676

               Attention:  Chief Financial Officer


               if to the Trustee:

               The Bank of New York
               101 Barclay Street, Floor 21 W
               New York, N .Y. 10286
               Phone: (212) 815-5741
               Fax: (212) 815-5915

               Attention:  Corporate Trust Trustee Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears in the Note Register and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 10.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 10.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 10.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 10.08. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 10.09. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 10.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 10.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 10.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                   GCI, INC.


                                   By:
                                      ----------------------------------------
                                        Name:
                                        Title:


                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By:
                                      ----------------------------------------
                                        Name:
                                        Title:

                                                                      EXHIBIT A

CUSIP No.
No.

                                    GCI, INC.
                             % SENIOR NOTES DUE 2007


          GCI, INC., an Alaska corporation, promises to pay to             , or
registered assigns, the principal sum of          dollars on            , 2007.


          Interest Payment Dates:         and          , commencing      , 1997.

          Record Dates:              and                           .

          Additional provisions of this Note are set forth on the other side of this Note.


                                        GCI, INC.


                                        By:
                                           -----------------------------------
                                             Executive Vice President


                                        --------------------------------------
                                                  Vice President


TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION          Dated:  July __, 1997.

THE BANK OF NEW YORK, as
Trustee, certifies that
this is one of the Notes
referred to in the within-
mentioned Indenture.


By:
   --------------------------------

      Authorized Signatory

                             % SENIOR NOTES DUE 2007

1.   Interest

          GCI, Inc., an Alaska corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on
          and             of each year.  Interest on the Notes will accrue from
the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360 day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 2% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment

          The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the Record Date immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also
be made, in the case of a Holder of at least $      aggregate principal amount
of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar

          Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.

4.   Indenture

          The Company issued the Notes under an Indenture dated as of July   ,
1997 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

         The Notes are general unsecured obligations of the Company limited to $150,000,000 aggregate principal amount. The Indenture imposes certain limitations on the Company and the Restricted Subsidiaries, including the incurrence of Indebtedness and Liens, the payment of dividends on and retirements of the Capital Stock of the Company and the Restricted Subsidiaries, the sale of assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.   Redemption

          (a) Optional Redemption. The Notes are not redeemable prior to _________, 2002. At any time on or after ___________, 2002, the Notes are redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption:

          If redeemed during the 12-month period commencing _________ of the year indicated:

                                                                      REDEMPTION
          YEAR                                                           PRICE
          ----                                                        ----------
          2002 . . . . . . . . . . . . . . . . . . . . . . . . .            %
          2003 . . . . . . . . . . . . . . . . . . . . . . . . .            %
          2004 . . . . . . . . . . . . . . . . . . . . . . . . .            %

          and thereafter, beginning ____________, 2005 at 100% of the principal amount of the Notes.

          (b) Optional Redemption Upon Public Equity Offerings. At any time, or from time to time, on or prior to ___________, 2000, the Company may, at its option, use the net cash proceeds of Public Equity Offerings to redeem up to a maximum of 331/3% of the initially outstanding aggregate principal amount of Notes at a redemption price equal to ___% of the principal amount of the Notes (determined at the redemption date), together with accrued and unpaid interest thereon to the date of redemption; PROVIDED that not less than $100 million aggregate principal amount of the Notes are outstanding following any such redemption.

In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to procedures of the Depository Trust Company "DTC"), unless such method is otherwise prohibited.

6.   Notice of Redemption

          Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that related to such Notes shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

7.   Offers to Purchase

          Sections 3.15 and 3.17 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8.   Denominations; Transfer; Exchange

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
The Registrar need not register the transfer of or exchange of any Notes for a period of 15 Business Days before the mailing of a notice of an offer to repurchase Notes or 15 Business Days before an interest payment date.

9.   Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

10.  Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  Discharge and Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any past Default, other than payment Defaults, or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture, or to comply with Article 6 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to make any other change that does not adversely affect in any material respect the rights of any Noteholder.

13.  Defaults and Remedies

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal of, or premium, if any, on the Notes at maturity, upon acceleration, redemption, option redemption or otherwise, or failure by the Company to purchase Notes when required; (iii) failure by the Company or the Guarantor to comply with any other covenant or agreement in the Indenture or in the Notes and such failure continues for 30 days after written notice from the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (iv) a default under any Indebtedness for borrowed money by the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness when due within any applicable grace period, in a total amount greater than $15 million;
(v) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary; and (vi) certain judgments or judgments for the payment of money in an uninsured aggregate amount in excess of $15 million. If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events involving bankruptcy, insolvency or reorganization are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Note except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.  Trustee Dealings with the Company

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.  Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.  Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.  Indenture

          Each Holder of a Note, by acceptance hereof, acknowledges and agrees to be bound by the provisions of the Indenture, as the same may be amended from time to time.

19.  Governing Law

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: General Communication, Inc., 2550 Denali St., Suite 1000, Anchorage, Alaska 99503,
Attention:  Chief Financial Officer.

                                 ASSIGNMENT FORM



To assign this Note, fill in the form below:

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Print or type assignee's name, address and zip code and insert assignee's social security or tax I.D. number)

and irrevocably appoint _____________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.



Date:                              Your Signature:
     ------------------------                     ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)


Signature Guarantee:
                    -------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.17 of the Indenture, check the box:

                                   Section 4.15   / /
                                   Section 4.17   / /


          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.17 of the Indenture, state the amount in principal amount: $___________.



Date:                              Your Signature:
     ------------------------                     ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note.)


Signature Guarantee:
                    -------------------------

                                                                       EXHIBIT B


                               GLOBAL NOTE LEGEND



          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.